Exhibit 99.1

Supplemental Package
For the Quarter Ended March 31, 2018

Forest City Realty Trust, Inc. and Subsidiaries - Supplemental Package
First Quarter 2018
This supplemental package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ, perhaps materially, from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended December 31, 2017 and other factors that might cause differences, some of which could be material, include, but are not limited to, the uncertain impact, effects and results of our Board of Directors’ completed review of operating, strategic, financial and structural alternatives, our ability to carry out future transactions and strategic investments, as well as the acquisition related costs, unanticipated difficulties realizing benefits expected when entering into a transaction, our ability to qualify or to remain qualified as a REIT, our ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy our future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting our flexibility or causing us to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, our lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that our Board of Directors will unilaterally revoke our REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on our liquidity, our ability to finance or refinance projects or repay our debt, the impact of the slow economic recovery on the ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, litigation risks, vacancies in our properties, risks associated with developing and managing properties in partnership with others, competition, our ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, our ability to identify and transact on chosen strategic alternatives for a portion of our retail portfolio, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our revolving credit facility, term loan and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, our ability to receive payment on the note receivable issued by Onexim in connection with their purchase of our interests in the Barclays Center, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, competing interests of our directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws and international trade agreements, volatility in the market price of our publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, shareholder activism efforts, conflicts of interest, risks related to our organizational structure including operating through our Operating Partnership and our UPREIT structure, as well as other risks listed from time to time in our SEC filings, including but not limited to, our annual and quarterly reports. We have no obligation to revise or update any forward-looking statements, other than as imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Description
We principally engage in the operation, development, management and acquisition of office, apartment and retail real estate and land throughout the United States. We have approximately $8.0 billion of consolidated assets in 19 states and the District of Columbia at March 31, 2018. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, Philadelphia and the greater metropolitan areas of New York City, San Francisco and Washington D.C. We have regional offices in Boston, Dallas, Denver, Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

Segments
Real Estate Operations represents the performance of our core rental real estate portfolio and is comprised of the following reportable operating segments:

•	Office - owns, acquires and operates office and life science buildings.

•	Apartments - owns, acquires and operates upscale and middle-market apartments and adaptive re-use developments.

•	Retail - owns, acquires and operates amenity retail within our mixed-use properties, and remaining regional malls and specialty/urban retail centers.
The remaining reportable operating segments consist of the following:

•
Development - develops and constructs office and life science buildings, apartments, condominiums, amenity retail and mixed-use projects. The Development segment includes recently opened operating properties prior to stabilization and the horizontal development and sale of land to residential, commercial and industrial customers primarily at our Stapleton project in Denver, Colorado.

•	Corporate - provides executive oversight to the company and various support services for Operations, Development and Corporate employees.

Segment Transfers
The Development segment includes projects in development and projects under construction along with recently opened operating properties prior to stabilization. Projects will be reported in their applicable operating segment (Office, Apartments or Retail) beginning on January 1 of the year following stabilization. Therefore, the Development segment will continue to report results from recently opened properties until the year-end following initial stabilization. We generally define stabilized properties as achieving 92% or greater occupancy or having been open and operating for one or two years, depending on the size of the project. Once a stabilized property is transferred to the applicable Operations segment on January 1, it will be considered “comparable” beginning on the following January 1, as that will be the first time the property is stabilized in both periods presented.
Company Operations
We are organized as a Real Estate Investment Trust (“REIT”) for federal income tax purposes. We hold substantially all of our assets, and conduct substantially all of our business, through Forest City Enterprises, L.P. (“the Operating Partnership). We are the sole general partner of the Operating Partnership and directly or indirectly own all of the limited partnership interests in the Operating Partnership.
We hold and operate certain of our assets through one or more taxable REIT subsidiaries (“TRSs”). A TRS is a subsidiary of a REIT subject to applicable corporate income tax. Our use of TRSs enables us to continue to engage in certain businesses while complying with REIT qualification requirements and allows us to retain income generated by these businesses for reinvestment without the requirement of distributing those earnings. The primary businesses held in TRSs during 2018 include 461 Dean Street (sold in March 2018), an apartment building in Brooklyn, New York, Antelope Valley Mall (sold in January 2018), Mall at Robinson (sold February 2018) and Charleston Town Center, regional malls in Palmdale, California, Pittsburgh, Pennsylvania and Charleston, West Virginia, respectively, Pacific Park Brooklyn project and land development operations. In the future, we may elect to reorganize and transfer certain assets or operations from our TRSs to other subsidiaries, including qualified REIT subsidiaries.
Supplemental Financial and Operating Information
We recommend reading this supplemental package in conjunction with our Form 10-Q for the three months ended March 31, 2018. This supplemental package contains consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). We also present certain financial information at total company ownership because we believe this information is useful to financial statement users as this method reflects the manner in which we operate our business. We believe financial information and other operating metrics at total company ownership including net asset value (“NAV”) components, net operating income (“NOI”), comparable NOI, comparable NOI margins, Funds From Operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization for real estate (“EBITDAre”), Adjusted EBITDA and Net Debt to Adjusted EBITDA are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our financial statement users can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures or information shown at total company ownership are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

The operating information contained in this document includes: occupancy data, leasing summaries, comparable NOI, comparable NOI margins, core market NOI, reconciliation of earnings before income taxes to NOI, reconciliation of net earnings to FFO, reconciliation of FFO to Operating FFO, reconciliation of NOI to Operating FFO, reconciliation of net earnings attributable to Forest City Realty Trust, Inc. to Adjusted EBITDA attributable to Forest City Realty Trust, Inc., Operating FFO bridges, historical trends and our development pipeline. We believe this information gives interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including stabilized properties open and operated in the three months ended March 31, 2018 and 2017.

This supplemental package also contains financial information of entities consolidated under GAAP (“Fully Consolidated Entities”), financial information on our partners’ share of entities consolidated under GAAP (“Noncontrolling Interest”) and financial information on our share of entities accounted for using the equity method of accounting (“Company Share of Unconsolidated Entities”). We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our total company ownership of all of our real estate investments, whether or not we “control” the investment under GAAP.

Financial information related to Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is included in the Appendix section of this supplemental package.

Net Asset Value Components
We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities we are entitled to.

The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business.

FFO
FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a consistent view of the overall financial performance of our business from period-to-period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the Company’s core assets and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen with market conditions, many real estate investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides another measurement of the Company’s performance relative to its competitors and an additional basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of our peers in the publicly traded real estate industry report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined by NAREIT as net earnings excluding the following items at our ownership: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) gains or losses on change in control of interests; iii) non-cash charges for real estate depreciation and amortization; iv) impairment of depreciable real estate (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Operating FFO
In addition to reporting FFO, we report Operating FFO, a non-GAAP measure, as an additional measure of our operating performance. We believe it is appropriate to adjust FFO for significant items driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties. We use Operating FFO as an indicator of continuing operating results in planning and executing our business strategy. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly-titled measures reported by other companies.

We define Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) the adjustment to recognize rental revenues and rental expense using the straight-line method; vii) participation payments to ground lessors on refinancing of our properties; viii) other transactional items; and ix) income taxes on FFO.

EBITDAre
EBITDAre, a non-GAAP measure, is defined by NAREIT as net earnings (loss), excluding the following items: i) depreciation and amortization; ii) interest expense; iii) income tax expense (benefit); iv) impairment of depreciable real estate; and v) gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests. We further adjust EBITDAre to arrive at EBITDAre at the company’s ownership (“EBITDAre attributable to Forest City Realty Trust, Inc. (“FCRT”)). During the three months ended March 31, 2018, we began disclosing EBITDAre attributable to FCRT as a replacement to EBITDA attributable to FCRT based on recently issued NAREIT guidance. Gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests, and impairment of depreciable real estate are also excluded from net earnings (loss) to arrive at EBITDAre attributable to FCRT as a result. The disclosure of this metric provides a more widely known and understood measure of performance in the REIT industry. We use EBITDAre attributable to FCRT as the starting point in order to calculate Adjusted EBITDA as described below.

Adjusted EBITDA
We define Adjusted EBITDA, a non-GAAP measure, as EBITDAre attributable to Forest City Realty Trust, Inc. adjusted to exclude: i) impairment of non-depreciable real estate; ii) gains or losses from extinguishment of debt; and iii) other transactional items, including organizational transformation and termination benefits. We believe EBITDAre, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs.

Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs.

NOI
NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate segment does not involve the operations of our rental property portfolio and therefore is not included in NOI.

We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
We use comparable NOI, a non-GAAP measure, as a metric to evaluate the performance of our office and apartment properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead, net of service fee revenues, are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Due to the planned/ongoing disposition of substantially all of our regional mall and specialty retail portfolios, we are no longer disclosing comparable NOI for our retail properties. Other properties and activities such as federally assisted housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Comparable NOI is an operating statistic defined as NOI from stabilized properties operated in all periods presented. We believe comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties. While property dispositions, acquisitions or other factors impact net earnings in the short term, we believe comparable NOI presents a consistent view of the overall performance of our operating portfolio from period to period. A reconciliation of earnings before income taxes, the most comparable financial measure calculated in accordance with GAAP, to NOI, a reconciliation of NOI to earnings before income taxes for each operating segment and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Comparable NOI margin information is an operating statistic derived from comparable NOI as a percentage of revenues associated with comparable NOI. We believe comparable NOI margins are useful in evaluating revenue enhancements and expense management on our comparable properties while also assessing the execution of our business strategies.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial and Operating Information

Corporate Headquarters
Forest City Realty Trust, Inc.
Key Tower
127 Public Square, Suite 3100
Cleveland, Ohio 44114
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2017, can be found on our website under SEC Filings or may be obtained without charge upon written request to:
Jeffrey B. Linton
Senior Vice President - Corporate Communication
JeffLinton@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Michael E. Lonsway
Executive Vice President - Planning
MikeLonsway@forestcity.net
Investor Presentations
We periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation.
Transfer Agent and Registrar
EQ Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-9440
(800) 468-9716
www.shareowneronline.com
NYSE Listing
FCEA - Class A Common Stock ($.01 par value)
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Realty Trust, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”). You may obtain a copy of the Plan prospectus and an enrollment card by contacting EQ Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	March 31, 2018	December 31, 2017
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$3,544,451	$3,485,880
Apartments	2,461,991	2,550,072
Retail	112,795	103,990
Total Operations	6,119,237	6,139,942
Recently-Opened Properties/Redevelopment	438,869	990,851
Corporate	18,697	23,814
Total completed rental properties	6,576,803	7,154,607
Projects under construction
Office	71,968	79,976
Apartments	305,544	257,588
Retail	—	—
Total projects under construction	377,512	337,564
Projects under development
Operating properties	898	1,228
Office	107,589	107,260
Apartments	107,651	122,500
Retail	—	—
Total projects under development	216,138	230,988
Total projects under construction and development	593,650	568,552
Land inventory	58,717	57,296
Total Real Estate	7,229,170	7,780,455
Less accumulated depreciation	(1,485,790)	(1,484,163)
Real Estate, net	5,743,380	6,296,292
Cash and equivalents	455,447	204,260
Restricted cash	203,829	146,131
Accounts receivable, net	216,464	225,022
Notes receivable	459,069	398,785
Investments in and advances to unconsolidated entities	645,977	550,362
Lease procurement costs, net	58,955	59,810
Prepaid expenses and other deferred costs, net	72,497	75,839
Intangible assets, net	104,098	106,786
Total Assets	$7,959,716	$8,063,287

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Balance Sheets – (Unaudited)

	March 31, 2018	December 31, 2017
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$1,018,293	$1,009,905
Apartments	1,428,523	1,363,784
Retail	46,736	47,209
Total Operations	2,493,552	2,420,898
Recently-Opened Properties/Redevelopment	343,919	524,410
Total completed rental properties	2,837,471	2,945,308
Projects under construction
Office	—	—
Apartments	120,145	43,696
Retail	—	—
Total projects under construction	120,145	43,696
Projects under development
Operating properties	—	—
Office	—	—
Apartments	9,582	9,357
Retail	—	—
Total projects under development	9,582	9,357
Total projects under construction and development	129,727	53,053
Land inventory	—	—
Nonrecourse mortgage debt and notes payable, net	2,967,198	2,998,361
Revolving credit facility	—	—
Term loan, net	333,768	333,668
Convertible senior debt, net	112,741	112,637
Construction payables	84,867	76,045
Operating accounts payable and accrued expenses	475,001	561,132
Accrued derivative liability	12,663	12,845
Total Accounts payable, accrued expenses and other liabilities	572,531	650,022
Cash distributions and losses in excess of investments in unconsolidated entities	120,833	123,882
Total Liabilities	4,107,071	4,218,570
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	3,587,795	3,436,997
Accumulated other comprehensive loss	(6,143)	(8,563)
Total Stockholders’ Equity	3,581,652	3,428,434
Noncontrolling interest	270,993	416,283
Total Equity	3,852,645	3,844,717
Total Liabilities and Equity	$7,959,716	$8,063,287

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Consolidated Statements of Operations – (Unaudited)

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Revenues
Rental	$162,547	$162,449
Tenant recoveries	28,408	25,932
Service and management fees	5,563	10,127
Parking and other	7,457	11,738
Land sales	5,945	5,760
Subsidized Senior Housing	—	—
Total revenues	209,920	216,006
Expenses
Property operating and management	71,311	78,793
Real estate taxes	21,031	21,200
Ground rent	3,685	3,888
Cost of land sales	2,986	2,001
Subsidized Senior Housing operating	—	—
Corporate general and administrative	12,183	15,583
Organizational transformation and termination benefits	15,950	4,525
	127,146	125,990
Depreciation and amortization	55,285	63,555
Write-offs of abandoned development projects	—	—
Total expenses	182,431	189,545
Operating Income	27,489	26,461
Interest and other income	10,761	10,272
Net gain on disposition of interest in unconsolidated entities	—	—
Gain on change in control of interests	117,711	—
Interest expense	(26,967)	(27,975)
Amortization of mortgage procurement costs	(1,306)	(1,222)
Loss on extinguishment of debt	(2,388)	(2,843)
Earnings before income taxes and earnings from unconsolidated entities	125,300	4,693
Equity in earnings (loss)	(2,981)	9,278
Net gain on disposition of interest in unconsolidated entities	74,959	17,701
	71,978	26,979
Earnings before income taxes	197,278	31,672
Current income tax expense	1,409	51
Earnings before gain on disposal of real estate	195,869	31,621
Net gain (loss) on disposition of interest in development project, net of tax	6,227	(113)
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	(2,534)	9,303
Net earnings	199,562	40,811
Noncontrolling interests, gross of tax
Loss from continuing operations attributable to noncontrolling interests	185	106
Net earnings attributable to Forest City Realty Trust, Inc.	$199,747	$40,917

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2018

Completed Rental Properties - Operations
	Q1 2018	Net Stabilized	Stabilized	Annualized	Nonrecourse
(Dollars in millions)	NOI (1)	Adjustments (2)	NOI	Stabilized NOI	Debt, net (3)
Operations	A	B	=A+B
Office Real Estate
Life Science
Cambridge	$19.2	$1.8	$21.0	$84.0	$(501.0)
Other Life Science	4.3	—	4.3	17.2	(130.9)
New York
Manhattan	14.1	—	14.1	56.4	—
Brooklyn	23.5	—	23.5	94.0	(351.7)
Other Office	6.5	—	6.5	26.0	(172.3)
Subtotal Office	$67.6	$1.8	$69.4	$277.6	$(1,155.9)
Apartment Real Estate
Apartments, Core Markets	$35.0	$—	$35.0	$140.0	$(1,459.9)
Apartments, Non-Core Markets	10.9	—	10.9	43.6	(307.2)
Subtotal Apartment Product Type	$45.9	$—	$45.9	$183.6	$(1,767.1)
Federally Assisted Housing (4)	0.2	0.2	0.4	1.6	(13.8)
Subtotal Apartments	$46.1	$0.2	$46.3	$185.2	$(1,780.9)
Retail Real Estate
Other Retail	$12.1	$(1.7)	$10.4	$41.6	$(452.5)
Subtotal	$125.8	$0.3	$126.1	$504.4	$(3,389.3)
Straight-line rent adjustments	3.3	—	3.3	13.2	—
Other Operations	(0.7)	—	(0.7)	(2.8)	—
Total Operations	$128.4	$0.3	$128.7	$514.8	$(3,389.3)

Development
Recently-Opened Properties/Redevelopment	$2.6	$5.1	$7.7	$30.8	$(320.7)
Straight-line rent adjustments	0.4	—	0.4	1.6	—
Other Development	(5.3)	1.3	(4.0)	(16.0)	—
Total Development	$(2.3)	$6.4	$4.1	$16.4	$(320.7)
Retail Dispositions				Gross Asset Value (5)
QIC				$1,096.0	$(484.7)
Madison				425.0	(221.0)
Total Retail Dispositions				$1,521.0	$(705.7)
				Book Value (3)
Projects under construction (6)				$144.1	$(48.0)
Projects under development				$287.8	$(166.6)
Land inventory:
Stapleton				$51.4	$—
Commercial Outlots				$2.4	$—
Other Tangible Assets
Cash and equivalents				$488.5
Restricted cash				$190.3
Accounts receivable, net (7)				$255.1
Notes receivable				$565.8
Net investments and advances to unconsolidated entities				$22.9
Prepaid expenses and other deferred costs, net				$79.4
Recourse Debt and Other Liabilities
Revolving credit facility				$—
Term loan, net				$(333.8)
Convertible senior debt, net				$(112.7)
Less: convertible debt				$112.7
Construction payables				$(108.1)
Operating accounts payable and accrued expenses (8)				$(543.2)
Share Data (in millions)
Diluted weighted average number of shares for the three months ended March 31, 2018				273.1

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components – March 31, 2018 (continued)

(1)
Q1 2018 Earnings Before Income Taxes is reconciled to NOI for the three months ended March 31, 2018 in the Supplemental Operating Information section of this supplemental package. Total NOI is reconciled below:

Q1 2018
(Dollars in millions)	NOI
Total Operations	$128.4
Total Development	(2.3)
QIC	14.1
Madison	3.3
Grand Total	$143.5

(2)	The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q1 2018 NOI as follows:

a)
Due to the redevelopment of 26 Landsdowne Street (Life Science Office - Cambridge), we have included a stabilization adjustment to the Q1 2018 NOI to arrive at our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

b)	Partial period NOI for recently sold properties has been removed.

c)
Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard (Other Retail) to the lenders in deed-in-lieu transactions, we have removed NOI and nonrecourse debt, net, related to these properties.

d)
For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

	Cost at 100%	Cost at Company Share	Lease Commitment % as of
Property			April 26, 2018
	(in millions)
Office:
The Bridge at Cornell Tech (New York Office)	$164.6	$164.6	74%
Apartments:
Mint Town Center (Core Market)	$94.0	$82.7	28%
Axis (Core Market)	$140.4	$41.8	51%
VYV (Non-Core Market)	$214.3	$107.1	67%
38 Sixth Avenue (Core Market)	$199.4	$49.2	47%
535 Carlton (Core Market)	$168.4	$41.9	76%
Eliot on 4th (Core Market)	$138.3	$42.6	84%
NorthxNorthwest (Core Market)	$115.0	$33.5	68%
Total Apartments	$1,069.8	$398.8
Grand Total	$1,234.4	$563.4

e)
Due to the redevelopment of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q1 2018 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

f)	Development Other excludes certain variable development overhead.
The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(3)
Amounts represent the company’s share of each respective balance sheet line item as of March 31, 2018 and may be calculated using the financial information contained in the Appendix of this supplemental package. Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard to their lenders in deed in lieu transactions, we have removed nonrecourse debt, net, of $49.1 million and $17.3 million, respectively, related to these properties.

(4)
Represents the remaining 8 federally assisted housing apartment communities. We previously signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. As of March 31, 2018, 39 properties have closed, representing $61.8 million in net proceeds.

(5)	Gross asset valued related to the retail portfolio dispositions:

a.
As a result of the signed definitive agreement to dispose of our 10 regional malls to QIC, we have calculated the remaining gross asset value based on agreed upon pricing, excluding five regional malls which closed in Q4 2017 and Q1 2018.

b.
In accordance with the signed definitive agreement to dispose of our 11 specialty retail centers to Madison, we converted our common ownership interest in 10 assets to preferred ownership interests. The nonrecourse debt, net, associated with the 10 converted assets is approximately $182.0 million ($221.0 million, including Queens Place, the 11th specialty retail center to convert. Queens Place converted in April 2018). We have calculated the gross asset value based on agreed upon pricing.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

(6)	Stabilized NOI for the following properties is included under Recently-Opened Properties/Redevelopment. As such, we have removed the following from the book value of projects under construction:

a.	$45.6 million, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter.

b.	$58.9 million, which represents costs on the balance sheet associated with the phased openings of Axis ($23.3 million) and Mint Town Center ($35.6 million).

c.	$72.0 million, which represents costs on the balance sheet associated with vacant space not ready for its intended use at The Bridge at Cornell Tech.

(7)	Includes $140.1 million of straight-line rent receivable (net of $7.2 million of allowance for doubtful accounts).

(8)	Includes $51.7 million of straight-line rent payable.

Forest City Realty Trust, Inc. and Subsidiaries
Selected Financial Information

Net Asset Value Components - Stabilized NOI - Q4 2017 vs. Q1 2018
The following represents the quarterly change in stabilized NOI used to estimate NAV, as a result of recent property openings and sales, as well as other portfolio changes. GAAP reconciliations for the beginning period can be found in prior supplemental packages furnished with the SEC and are available on our website at www.forestcity.net.

Net Asset Value Components - Stabilized NOI
		Stabilized Adjustments

	Q4 2017	Property	Property	Portfolio	Q1 2018
(Dollars in millions)	Stabilized NOI	Openings	Sales	NOI Changes	Stabilized NOI
Operations
Office Real Estate
Life Science
Cambridge	$21.0	$—	$—	$—	$21.0
Other Life Science	3.7	—	—	0.6	4.3
New York
Manhattan	14.0	—	—	0.1	14.1
Brooklyn	23.9	—	—	(0.4)	23.5
Other Office	7.0	—	—	(0.5)	6.5
Subtotal Office	$69.6	$—	$—	$(0.2)	$69.4
Apartment Real Estate
Apartments, Core Markets	$35.0	$—	$—	$—	$35.0
Apartments, Non-Core Markets	11.2	—	—	(0.3)	10.9
Subtotal Apartment Product Type	$46.2	$—	$—	$(0.3)	$45.9
Federally Assisted Housing	0.5	—	(0.1)	—	0.4
Subtotal Apartments	$46.7	$—	$(0.1)	$(0.3)	$46.3
Retail Real Estate
Other Retail	10.1	—	—	0.3	10.4
Subtotal	$126.4	$—	$(0.1)	$(0.2)	$126.1
Straight-line rent adjustments	2.1	—	—	1.2	3.3
Other Operations	(0.1)	—	—	(0.6)	(0.7)
Total Operations	$128.4	$—	$(0.1)	$0.4	$128.7

Development Pipeline
Development
Recently-Opened Properties/Redevelopment	$11.5	$—	$(2.0)	$(1.8)	$7.7
Straight-line rent adjustments	0.6	—	—	(0.2)	0.4
Other Development	(2.9)	—	—	(1.1)	(4.0)
Total Development	$9.2	$—	$(2.0)	$(3.1)	$4.1
Grand Total	$137.6	$—	$(2.1)	$(2.7)	$132.8

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Occupancy Data
Office segment occupancy data represents leased occupancy at the end of the quarter. Leased occupancy percentage is calculated by dividing the sum of the total tenant occupied space under the lease and vacant space under the lease by gross leasable area (“GLA”).

	Leased Occupancy
	As of March 31,
Office	2018	2017
Comparable	95.0%	93.7%
Total	94.7%	93.7%
Apartment segment occupancy data represents economic occupancy, which is calculated by dividing the period-to-date gross potential rent less vacancy by gross potential rent. Apartment occupancy data excludes limited-distribution subsidized senior housing units.

	Economic Occupancy
	Three Months Ended March 31,
Apartments	2018	2017
Comparable	94.0%	93.6%
Total	94.0%	93.6%
The graph below provides comparable leased and economic occupancy data as reported in previous quarters. Prior period amounts may differ from above since the properties qualifying as comparable change from period to period.
Comparable Occupancy Percentage Trend

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Leasing Summary
Office Buildings
The following table represents those new leases and GLA signed on the same space in which there was a former tenant and existing tenant renewals along with all other new leases signed within the rolling 12-month period.

	Same-Space Leases					Other New Leases
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Expired Rent Per SF (1)	Cash Basis % Change over Prior Rent	Number of Leases Signed	GLA Signed	Contractual Rent Per SF (1)	Total GLA Signed
Q2 2017	20	290,759	$64.60	$57.69	12.0%	5	27,326	$42.07	318,085
Q3 2017	7	53,516	$35.23	$31.42	12.1%	2	6,209	$18.34	59,725
Q4 2017	14	340,532	$46.92	$39.39	19.1%	3	1,186	$57.26	341,718
Q1 2018	13	183,331	$73.09	$63.36	15.4%	3	7,172	$31.61	190,503
Total	54	868,138	$57.65	$49.93	15.5%	13	41,893	$37.19	910,031

(1)
Office contractual rent per square foot includes base rent and fixed additional charges for common area maintenance and real estate taxes as of rental commencement. For all expiring leases, contractual rent per square foot includes any applicable escalations.

Apartment Communities
The following tables present leasing information of our apartment communities. Prior period amounts may differ from data as reported in previous quarters since the properties that qualify as comparable change from period to period.

Quarterly Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
Comparable Apartment	Leasable Units	Three Months Ended March 31,			Three Months Ended March 31,
Communities (1)	at Company % (3)	2018	2017	% Change	2018	2017	% Change
Core Markets	8,857	$2,020	$1,996	1.2%	94.6%	94.4%	0.2%
Non-Core Markets	7,954	$1,015	$994	2.1%	92.8%	91.7%	1.1%
Total Comparable Apartments	16,811	$1,544	$1,521	1.5%	94.0%	93.6%	0.4%

Sequential Comparison

		Monthly Average Apartment Rental Rates (2)			Economic Apartment Occupancy
		Three Months Ended			Three Months Ended
Comparable Apartment	Leasable Units	March 31,	December 31,		March 31,	December 31,
Communities (1)	at Company % (3)	2018	2017	% Change	2018	2017	% Change
Core Markets	8,857	$2,020	$2,023	(0.1)%	94.6%	93.6%	1.0%
Non-Core Markets	7,954	$1,015	$1,017	(0.2)%	92.8%	91.6%	1.2%
Total Comparable Apartments	16,811	$1,544	$1,547	(0.2)%	94.0%	93.0%	1.0%

(1)
Includes stabilized apartment communities completely opened and operated in the periods presented. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. For the three months ended March 31, 2018, 14.7% of leasable units in core markets and 4.9% of leasable units in non-core markets were affordable housing units. Excludes limited-distribution federally assisted housing units.

(2)	Represents gross potential rent less concessions.

(3)	Leasable units represent our share of comparable leasable units at the apartment community.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Comparable NOI

Three Months Ended
March 31, 2018
Office	1.2%
Apartments	(0.4)%
Total	0.6%
The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

Quarterly Historical Trends
	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Office	1.2%	6.4%	4.3%	1.4%	(1.4)%
Apartments	(0.4)%	5.6%	5.0%	2.3%	(0.3)%
Total	0.6%	6.1%	4.6%	1.8%	(0.9)%

Annual Historical Trends
	Years Ended
	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014
Office	2.9%	3.6%	4.9%	6.6%
Apartments	3.3%	3.3%	4.7%	4.3%
Total	3.1%	3.5%	4.9%	5.7%
The table below provides comparable NOI margins for our Operations segments. Properties included in prior periods may differ from the current year since properties qualifying as comparable change from period to period.

Year-to-Date and Annual Historical Trends - Margins on Comparable NOI
	Three Months Ended	Years Ended
	March 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015
Office Segment
Life Science	68.5%	68.6%	60.1%	58.7%
New York
Manhattan	73.5%	73.9%	73.5%	72.1%
Brooklyn	51.9%	52.8%	53.0%	51.4%
Other Office	63.5%	63.7%	55.6%	53.8%
Total Office Segment	62.0%	62.2%	59.0%	57.3%
Apartment Segment
Core Markets	59.4%	62.3%	61.6%	60.8%
Non-Core Markets	45.6%	49.7%	48.9%	46.3%
Total Apartment Segment	55.4%	58.6%	57.8%	56.7%
Total	59.1%	60.6%	58.5%	57.1%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

NOI (Non-GAAP) Detail (in thousands)

	Three Months Ended March 31,
	2018	2017	% Change
Office Segment
Comparable NOI	66,985	66,166	1.2%
Non-Comparable NOI	569	3,780
Office Product Type NOI	67,554	69,946
Other NOI (1)	2,364	3,454
Total Office Segment	69,918	73,400
Apartment Segment
Comparable NOI	45,267	45,458	(0.4)%
Non-Comparable NOI	632	(54)
Apartment Product Type NOI	45,899	45,404
Federally Assisted Housing	167	4,285
Other NOI (1)	(1,170)	(732)
Total Apartment Segment	44,896	48,957
Retail Segment
Retail NOI	27,299	39,623
Madison Preferred Return	2,311	—
Retail Product Type NOI	29,610	39,623
Other NOI (1)	1,389	(598)
Total Retail Segment	30,999	39,025
Operations
Comparable NOI	112,252	111,624	0.6%
Retail NOI	29,610	39,623
Non-Comparable NOI (2)	1,201	3,726
Product Type NOI	143,063	154,973
Federally Assisted Housing	167	4,285
Other NOI (1):
Straight-line rent adjustments	3,292	2,798
Other Operations	(709)	(674)
	2,583	2,124
Total Operations	145,813	161,382
Development Segment
Recently-Opened Properties/Redevelopment	2,636	(1,393)
Other Development (3)	(4,905)	(6,736)
Total Development Segment	(2,269)	(8,129)
Grand Total	$143,544	$153,253

(1)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(2)	Non-comparable NOI includes lease termination income of $291 for the three months ended March 31, 2018, compared with $2,140 for the three months ended March 31, 2017.

(3)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Percentage of NOI by Product Type (dollars in thousands)

	Three Months Ended March 31,
	2018		2017
	NOI	% of Total	NOI	% of Total
Office Segment	$67,554	47.2%	$69,946	45.1%
Apartment Segment	45,899	32.1%	45,404	29.3%
Retail Segment	29,610	20.7%	39,623	25.6%
Total Product Type NOI	$143,063		$154,973

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Summary of Corporate General and Administrative and Other NOI (in thousands)

	Three Months Ended March 31,
	2018	2017	Change
Corporate General and Administrative	$(16,801)	$(16,243)	$(558)
Other Operations NOI	(709)	(674)	(35)
Other Development NOI	(4,905)	(6,736)	1,831
	$(22,415)	$(23,653)	$1,238
Deferred gain (1)	4,618	660	3,958
Total	$(17,797)	$(22,993)	$5,196

Year-to-Date and Annual Historical Trends
GAAP reconciliations for previous periods can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

	Three Months Ended	Years Ended
	March 31, 2018	December 31, 2017	December 31, 2016
	(in thousands)
Corporate General and Administrative	$(16,801)	$(64,788)	$(63,343)
Other Operations NOI	(709)	(3,203)	(1,593)
Other Development NOI	(4,905)	(18,611)	(33,391)
	$(22,415)	$(86,602)	$(98,327)
Deferred gain (1)	4,618	2,639	660
Ballston Quarter development fee	—	—	5,500
Total	$(17,797)	$(83,963)	$(92,167)

(1)
Deferred gain relates to a 2016 leaseback transaction at Terminal Tower, the Company’s former headquarters in Cleveland, Ohio. Upon vacating these premises in March 2018, the remaining deferred gain was recorded as a reduction to rent expense in accordance with GAAP.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Core Market NOI
(dollars in thousands)

Three Months Ended March 31, 2018	Three Months Ended March 31, 2017

Product Type NOI	$143,063	Product Type NOI	$154,973
Federally Assisted Housing	167	Federally Assisted Housing	4,285
Other NOI (3):		Other NOI (3):
Straight-line rent adjustments	3,292	Straight-line rent adjustments	2,798
Other Operations	(709)	Other Operations	(674)
	2,583		2,124
Recently-Opened Properties/Redevelopment	2,636	Recently-Opened Properties/Redevelopment	(1,393)
Development Segment (4)	(4,905)	Development Segment (4)	(6,736)
Grand Total NOI	$143,544	Grand Total NOI	$153,253

(1)	Includes Richmond, Virginia.

(2)	Represents Regional Malls located in Non-Core Markets. Regional Malls located in Core Markets are included in their applicable Core Markets.

(3)	Includes straight-line rent adjustments, participation payments as a result of refinancing transactions on our properties and management and service company overhead, net of service fee revenues.

(4)	Includes straight-line adjustments, non-capitalizable development overhead and other costs on our development projects.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Earnings Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands):

	Three Months Ended March 31,
	2018	2017
Earnings before income taxes (GAAP)	$197,278	$31,672
Earnings from unconsolidated entities	(71,978)	(26,979)
Earnings before income taxes and earnings from unconsolidated entities	125,300	4,693
Land sales	(5,945)	(5,760)
Cost of land sales	2,986	2,001
Other land development revenues	(2,193)	(1,105)
Other land development expenses	3,072	2,564
Corporate general and administrative expenses	12,183	15,583
Organizational transformation and termination benefits	15,950	4,525
Depreciation and amortization	55,285	63,555
Interest and other income	(10,761)	(10,272)
Gains on change in control of interests	(117,711)	—
Interest expense	26,967	27,975
Amortization of mortgage procurement costs	1,306	1,222
Loss on extinguishment of debt	2,388	2,843
NOI related to noncontrolling interest (1)	(10,939)	(9,671)
NOI related to unconsolidated entities (2)	45,656	55,100
Net Operating Income (Non-GAAP)	$143,544	$153,253

(1) NOI related to noncontrolling interest:
Loss from continuing operations attributable to noncontrolling interests (GAAP)	$185	$106
Exclude non-NOI activity from noncontrolling interests:
Land and non-rental activity, net	153	246
Interest and other income	370	524
Depreciation and amortization	(6,539)	(6,696)
Amortization of mortgage procurement costs	(325)	(287)
Interest expense and extinguishment of debt	(5,135)	(3,564)
Gain on disposition of full or partial interests in rental properties and interest in unconsolidated entities	352	—
NOI related to noncontrolling interest	$(10,939)	$(9,671)
(2) NOI related to unconsolidated entities:
Equity in earnings (loss) (GAAP)	$(2,981)	$9,278
Exclude non-NOI activity from unconsolidated entities:
Land and non-rental activity, net	(887)	(1,136)
Interest and other income	(192)	(1,525)
Write offs of abandoned development projects and demolition costs	6,218	351
Depreciation and amortization	21,675	22,192
Amortization of mortgage procurement costs	656	897
Interest expense and extinguishment of debt	21,167	25,043
NOI related to unconsolidated entities	$45,656	$55,100

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings (GAAP) to FFO (non-GAAP)
The table below reconciles net earnings, the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$199,747	$40,917
Depreciation and Amortization—real estate (1)	69,767	78,349
Gain on change in control of interests	(117,711)	—
Gain on disposition of full or partial interests in rental properties	(72,203)	(27,004)
Income tax expense adjustment:
Gain on disposition of full or partial interests in rental properties	1,711	—
FFO attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$81,311	$92,262
FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$81,311	$92,262
If-Converted Method (adjustments for interest):
4.250% Notes due 2018	778	778
3.625% Notes due 2020	363	363
FFO for per share data	$82,452	$93,403
Denominator:
Weighted average shares outstanding—Basic	265,440,763	258,797,277
Effect of stock options, restricted stock and performance shares	1,380,471	1,320,911
Effect of convertible debt	5,213,392	5,031,753
Effect of convertible 2006 Class A Common Units	1,111,044	1,910,625
Weighted average shares outstanding - Diluted	273,145,670	267,060,566
FFO Per Share - Diluted	$0.30	$0.35

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Full Consolidation	$55,285	$63,555
Non-Real Estate	(654)	(702)
Real Estate Full Consolidation	54,631	62,853
Real Estate related to noncontrolling interest	(6,539)	(6,696)
Real Estate Unconsolidated	21,675	22,192
Real Estate at Company share	$69,767	$78,349

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of FFO to Operating FFO

	Three Months Ended March 31,
	2018	2017	% Change
	(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$81,311	$92,262
Write-offs of abandoned development projects and demolition costs	6,218	351
Tax credit income	(3,275)	(2,691)
Loss on extinguishment of debt	2,269	4,466
Change in fair market value of nondesignated hedges	(2,148)	(1,502)
Straight-line rent adjustments	(3,693)	(2,942)
Organizational transformation and termination benefits	15,950	4,525
Income tax expense on FFO	113	51
Operating FFO attributable to Forest City Realty Trust, Inc.	$96,745	$94,520	2.4%

If-Converted Method (adjustments for interest) (in thousands):
4.250% Notes due 2018	778	778
3.625% Notes due 2020	363	363
Operating FFO attributable to Forest City Realty Trust, Inc. (If-Converted)	$97,886	$95,661
Weighted average shares outstanding - Diluted	273,145,670	267,060,566
Operating FFO per share - Diluted	$0.36	$0.36	0.0%

Reconciliation of NOI to Operating FFO

	Three Months Ended March 31,
	2018	2017

NOI attributable to Forest City Realty Trust, Inc.	$143,544	$153,253
Land sales	12,288	8,082
Other land development revenues	2,338	1,389
Cost of land sales	(9,063)	(3,910)
Other land development expenses	(2,749)	(2,371)
Corporate general and administrative expenses	(12,183)	(15,583)
Interest and other income	10,583	11,273
Interest expense	(43,118)	(47,831)
Amortization of mortgage procurement costs	(1,637)	(1,832)
Non-real estate depreciation and amortization	(654)	(702)
Tax credit income	(3,275)	(2,691)
Change in fair market value of nondesignated hedges	(2,148)	(1,502)
Straight-line rent adjustments	(3,693)	(2,942)
Net gain (loss) on sale of development project	6,512	(113)
Operating FFO attributable to Forest City Realty Trust, Inc.	$96,745	$94,520

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Reconciliation of Net Earnings attributable to FCRT (GAAP) to Adjusted EBITDA attributable to FCRT (non-GAAP)

	Three Months Ended March 31,
	2018		2017
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc. (GAAP)	$199,747		$40,917
Depreciation and amortization	70,421		79,051
Interest expense (1)	43,118		47,831
Amortization of mortgage procurement costs	1,637		1,832
Income tax expense	1,824		51
Net gain on disposition of full or partial interests in rental properties	(72,203)		(27,004)
Gains on change in control of interests	(117,711)		—
EBITDAre attributable to Forest City Realty Trust, Inc. (Non-GAAP)	$126,833		$142,678
Net loss on extinguishment of debt	2,269		4,466
Organizational transformation and termination benefits	15,950		4,525
Adjusted EBITDA (Non-GAAP)	$145,052		$151,669
	As of March 31,
	2018		2017
	(in thousands)
Nonrecourse mortgage debt and notes payable, net	$4,514,733		$5,027,841
Revolving credit facility	—		—
Term loan, net	333,768		333,368
Convertible senior debt, net	112,741		112,295
Total debt	$4,961,242		$5,473,504
Less cash and cash equivalents	(488,500)		(217,643)
Net Debt	$4,472,742		$5,255,861
Net Debt to Adjusted EBITDA (Annualized)	7.7	x	8.7	x

(1)	The following table provides detail of interest expense:

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Full consolidation	$26,967	$27,975
Noncontrolling interest	(5,016)	(3,564)
Unconsolidated entities at Company share	21,167	23,420
Company share	$43,118	$47,831

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Operating FFO Bridge
Three Months Ended March 31, 2018 vs. Three Months Ended March 31, 2017
$110.0
$105.0
$100.0
$95.0
$90.0
$85.0
(in millions)
$94.5
6.5
4.0
2.7
1.2
0.6
(0.7)
(1.0)
(1.8)
(1.9)
(7.4)
$96.7
Three Months Ended March 31, 2017
Gain on sale of development project
Deferred gain on former corporate headquarters
Property openings
Change in Other NOI/ Corporate G&A
NOI on mature portfolio
Stapleton and other land sales
Other
Lease termination income
Temporary vacancy at MIT 26 Landsdowne
Property sales
Three Months Ended March 31, 2018

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Historical Trends

Through the implementation of our strategic plan, we approach our business through:

•	Focused Placemaking: Realizing the “power of place” by operating a premier portfolio of office, apartments and mixed-use properties;

•	Sustainable Growth: Creating shareholder value through a disciplined capital allocation, including delevering our balance sheet; and

•	Exceptional Performance: Designing and implementing best-in-class processes and operations.

The tables below illustrate our progress as we continue to implement our strategic plan. The financial and operating data presented is as reported in previous year-end supplemental packages. GAAP reconciliations for previous years can be found in prior supplemental packages furnished to the SEC and are available on our website at www.forestcity.net.

Development ratio is defined as total assets (less accumulated depreciation) divided by total projects under construction and development and land inventory. Total debt includes outstanding borrowings on our revolving credit facility, our term loan, net, convertible senior debt, net, nonrecourse mortgages and notes payable, net. All metrics are reflected at company share.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

**

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Phased Openings and Projects Under Construction
March 31, 2018

						Cost at Completion (b)		Cost Incurred to Date (c)
		Anticipated	Legal				Cost at		Cost at
		Opening	Ownership		Company	Cost	Company	Cost	Company	No. of		Lease %
	Location	Date	(a)		% (a)	at 100%	Share	at 100%	Share	Units	GLA	(d)
						(in millions)
2017/2018 Phased Openings
Apartments
Arizona State Retirement System Joint Venture:
Axis	Los Angeles, CA	Q3-17/Q2-18	30%		30%	140.4	41.8	144.0	49.6	391	15,000	51%
Mint Town Center	Denver, CO	Q4-17/Q2-18	88%		88%	94.0	82.7	87.6	77.4	399	7,000	28%
Total Phased Openings						$234.4	$124.5	$231.6	$127.0	790	22,000
Projects Under Construction
Apartments:
Arizona State Retirement System Joint Venture:
Ardan	Dallas, TX	Q2-18	30%		30%	$122.0	$36.2	$107.9	$37.0	389	4,250

Ballston Quarter Residential	Arlington, VA	Q3-18/Q1-19	51%	(e)	51%	181.9	92.9	98.0	51.5	406	53,000
Aster Conservatory Green North	Denver, CO	Q1-19	0%	(f)	0%	59.9	0.0	8.1	0.0	256	—
The Yards - The Guild	Washington, D.C.	Q1-19	0%	(f)	0%	94.5	0.0	52.5	0.0	191	6,000
Capper 769	Washington, D.C.	Q1-19	25%	(e)	25%	71.8	17.9	30.9	8.2	179	—
The Yards - L2	Washington, D.C.	Q1-20	0%	(f)	0%	134.5	0.0	29.8	0.0	264	14,000
						$664.6	$147.0	$327.2	$96.7	1,685	77,250
Retail:
Ballston Quarter Redevelopment	Arlington, VA	Q3-18	51%	(e)	51%	86.7	44.2	77.3	45.6	—	307,000	57%
Total Projects Under Construction (g)						$751.3	$191.2	$404.5	$142.3
Estimated Initial Yield on Cost (h):							6.2% - 6.7%

(a)	The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership.

(b)	Represents estimated project costs to achieve stabilization, at 100% and the Company’s share, respectively. Amounts exclude capitalized interest not allocated to the underlying joint venture.

(c)	Represents total capitalized project costs incurred to date, at 100% and the Company’s share, respectively, including all capitalized interest related to the development project.

(d)	Lease commitments as of April 26, 2018.

(e)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of its investments in a VIE.

(f)
Represents an apartment community under construction in which the Company has a 0% legal ownership interest. However, the Company is the project developer, on a fee basis. In addition, the Company has issued a project completion guarantee to the first mortgagee and is funding a portion of the construction costs through a mezzanine loan to the owner. As a result, the Company determined it was the primary beneficiary of this variable interest entity and has consolidated the project. The Company has an exclusive option to purchase the constructed asset for an amount approximating cost at completion.

(g)	Of the remaining project costs, the Company has undrawn construction loan commitments, net of construction payables, of $68.9 million at the company’s share ($209.7 million at 100%).

(h)
Range of estimated initial yield on cost for projects under construction is calculated using estimated company-share initial stabilized NOI divided by the company’s share of project cost per above, net of anticipated subsidies and other cost adjustments.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Projects Under Development
March 31, 2018

Below is a summary of our active large scale development projects which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, we believe our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below and other projects in core markets represent company ownership costs of $250.9 million ($192.6 million at full consolidation) of Projects Under Development on our balance sheet and company ownership mortgage debt, net of $166.6 million ($9.6 million at full consolidation).

1)	Pacific Park Brooklyn - Brooklyn, NY
Pacific Park Brooklyn, a 22-acre mixed-use project, is located adjacent to the state-of-the-art arena, Barclays Center. At full build-out, Pacific Park Brooklyn is expected to feature more than 6,400 units of housing, including 2,250 affordable units, and more than 8 acres of landscaped open space. Included in the square feet of residential entitlements is 250,000 square feet of amenity retail that will reside in the base of the various buildings. The project is also currently entitled for approximately 1 million square feet of office space. Completed properties include 38 Sixth Ave, a 303-unit, 100% affordable rental building, 550 Vanderbilt, a 278-unit condominium building, 535 Carlton, a 100% affordable rental building with 298 apartment units and 461 Dean Street, a 50% market-rate and 50% affordable rental building with 363 apartment units, which was sold in Q1-18. On January 15, 2018, we reached an agreement with our partner, Greenland USA, on the restructuring of the Pacific Park Brooklyn joint venture.  The transaction, which is expected to close in mid-2018, will increase Greenland USA’s ownership interest in the joint venture from 70% to 95% on future construction costs, effective January 15, 2018, and reduces our ownership interest and future obligations to fund future construction costs from 30% to 5%.  Completed projects of the joint venture, including 38 Sixth Ave, 550 Vanderbilt, 535 Carlton and the related parking garages, will remain owned by Greenland USA and us on a 70%/30% basis, respectively.  However, there can be no assurance that the transaction will be consummated as agreed upon and described above, or at all.

2)	The Yards - Washington, D.C.
The Yards is a fully entitled, 53-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,000 residential units, 1.8 million square feet of office space and approximately 500,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. Currently there are six completed projects, which include 715 apartment units and 209,000 square feet of retail. Currently under construction is The Guild, a 191-unit apartment building, and L2, a 264-unit apartment building.
3) Waterfront Station - Washington, D.C.
Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront MetroRail station. At full build-out, Waterfront Station is expected to include 980 apartment units and approximately 50,000 square feet of retail stores and restaurants. Currently completed is a 365-unit apartment building, Eliot on 4th.
4) Pier 70 - San Francisco, CA
Pier 70 is a former shipyard on San Francisco’s eastern waterfront. Our master development area of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.8 million square feet of office space, approximately 360,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks. The provided ranges for commercial and residential uses are the result of a flexible zoning approach taken with a select number of parcels, allowing either commercial or residential uses. Project entitlements were received in Q4-2017 through the Port Commission, Planning Commission and Board of Supervisors.
5) 5M - San Francisco, CA
5M is a fully entitled, mixed-use project in downtown San Francisco. The project is comprised of an office building of approximately 633,000 square feet and an apartment building with approximately 295 residential units. 5M would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses.
6) Hudson Exchange - Jersey City, NJ
Hudson Exchange is a partnership with G&S Investors, the owner of an 18-acre parcel of land, three miles from downtown Manhattan in the waterfront section of Jersey City.  At full build-out, the project is expected to include up to 5,400 apartment units in twelve towers and 350,000 square feet of amenity retail and dining space. Currently completed is VYV, a 421-unit apartment building.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

Development Pipeline
Summary of Development Projects
March 31, 2018

Below is a summary of our active large scale development projects in core markets, as well as other projects in core and non-core markets along with the approximate related developable square footage, by product type. These development opportunities are in a wide range of various stages, including but not limited to, being entitled for its intended development purposes and ready for construction to merely being controlled through a land option. The other product type includes condominiums and hotels. Amounts exclude any currently open or under construction projects within the larger overall development project and are shown at 100% and our estimated ownership share.

Developable Square Feet	Square Feet at 100%					Square Feet at Company Share
	Office	Apartments	Retail	Other	Total	Office	Apartments	Retail	Other	Total	Projects under development balance
Development Projects - Core Markets											(in thousands)
Pacific Park Brooklyn - Brooklyn, NY	1,068,190	3,858,724	—	944,877	5,871,791	320,457	1,157,617	—	283,463	1,761,537	$74,021
The Yards - Washington, D.C.	1,838,702	1,686,963	224,009	213,421	3,963,095	1,838,702	1,686,963	224,009	213,421	3,963,095	64,971
Waterfront Station - Washington, D.C.	—	634,441	57,949	—	692,390	—	285,498	26,078	—	311,576	11,472
Pier 70 - San Francisco, CA	1,200,936	865,412	363,104	772,250	3,201,702	1,200,936	865,412	363,104	772,250	3,201,702	48,469
5M - San Francisco, CA	618,424	260,203	21,830	—	900,457	618,424	260,203	21,830	—	900,457	37,365
Stapleton - Denver, CO	3,494,444	2,022,222	200,000	270,000	5,986,666	3,145,000	1,820,000	180,000	243,000	5,388,000	—
Hudson Exchange - Jersey City, NJ	—	5,329,319	340,687	—	5,670,006	—	2,664,663	170,343	—	2,835,006	14,637
Other	414,344	935,000	252,373	—	1,601,717	62,152	467,500	233,356	—	763,008	6,110
	8,635,040	15,592,284	1,459,952	2,200,548	27,887,824	7,185,671	9,207,856	1,218,720	1,512,134	19,124,381	$257,045
Development Projects - Non Core Markets	1,590,895	374,217	99,744	—	2,064,856	1,590,895	374,217	99,744	—	2,064,856	24,945
Projects under development - Operating Properties	—	—	—	—	—	—	—	—	—	—	5,830
Total	10,225,935	15,966,501	1,559,696	2,200,548	29,952,680	8,776,566	9,582,073	1,318,464	1,512,134	21,189,237	$287,820
Land Inventory
Land inventory represents undeveloped land parcels we currently do not intend to hold for future vertical development. A summary of our land inventory follows:
Stapleton
Stapleton, a 90% owned entity, represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 14,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of March 31, 2018, we own 466 gross acres, of which 217 acres are saleable. We also have an option to purchase an additional 284 gross acres at Stapleton.

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Financial Covenants
Our revolving credit facility and term loan facility contain certain identical restrictive financial covenants. A summary of the key financial covenants as defined in the agreements, all of which we are compliant with at March 31, 2018, follows:

	Requirement Per Agreements	As of March 31, 2018		As of December 31, 2017
Credit Facility Financial Covenants
Maximum Total Leverage Ratio	≤65%	43.6%		43.6%
Maximum Secured Leverage Ratio	≤55%	41.3%		40.1%
Maximum Secured Recourse Leverage Ratio	≤15%	0.0%		0.0%
Maximum Unsecured Leverage Ratio	≤60%	3.1%		18.4%
Minimum Fixed Charge Coverage Ratio	≥1.50x	1.90	x	1.92	x
Minimum Unencumbered Interest Coverage Ratio	≥1.50x	5.87	x	6.14	x

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Nonrecourse Debt Maturities Table (dollars in thousands)
As of March 31, 2018

	Year Ending December 31, 2018				Year Ending December 31, 2019
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$155,004	$6,818	$146,992	$295,178	$99,269	$4,362	$76,614	$171,521
Weighted average rate	4.18%	3.24%	4.52%	4.37%	4.07%	4.25%	6.04%	4.94%
Variable:
Variable-rate debt	177,337	95,404	174,643	256,576	253,674	96,817	108,897	265,754
Weighted average rate	4.23%	4.05%	5.82%	5.38%	3.91%	3.95%	4.32%	4.06%

Tax-Exempt	48,695	—	—	48,695	8,500	—	20,000	28,500
Weighted average rate	2.58%	—	—	2.58%	4.62%	—	3.14%	3.58%
Total variable-rate debt	226,032	95,404	174,643	305,271	262,174	96,817	128,897	294,254
Total Nonrecourse Debt	$381,036	$102,222	$321,635	$600,449	$361,443	$101,179	$205,511	$465,775
Weighted Average Rate	4.00%	4.00%	5.23%	4.66%	3.97%	3.96%	4.85%	4.36%

	Year Ending December 31, 2020				Year Ending December 31, 2021
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$159,023	$22,629	$161,273	$297,667	$170,626	$4,923	$41,485	$207,188
Weighted average rate	5.04%	4.36%	4.79%	4.96%	4.64%	3.49%	4.48%	4.64%
Variable:
Variable-rate debt	85,115	—	1,927	87,042	24,386	—	600	24,986
Weighted average rate	4.17%	—	3.68%	4.16%	4.63%	—	2.62%	4.58%

Tax-Exempt	—	—	—	—	—	—	—	—
Weighted average rate	—	—	—	—	—	—	—	—
Total variable-rate debt	85,115	—	1,927	87,042	24,386	—	600	24,986
Total Nonrecourse Debt	$244,138	$22,629	$163,200	$384,709	$195,012	$4,923	$42,085	$232,174
Weighted Average Rate	4.74%	4.36%	4.78%	4.78%	4.64%	3.49%	4.46%	4.63%

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)
As of March 31, 2018

	Year Ending December 31, 2022				Thereafter
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$205,059	$23,648	$123,732	$305,143	$962,914	$123,307	$1,129,720	$1,969,327
Weighted average rate	4.83%	4.88%	4.37%	4.64%	3.95%	4.35%	4.00%	3.95%
Variable:
Variable-rate debt	201	—	100	301	23,632	—	—	23,632
Weighted average rate	4.37%	—	2.62%	3.79%	4.03%	—	—	4.03%

Tax-Exempt	—	—	24,700	24,700	626,004	243,341	164,797	547,460
Weighted average rate	—	—	2.48%	2.48%	2.43%	2.32%	2.89%	2.61%
Total variable-rate debt	201	—	24,800	25,001	649,636	243,341	164,797	571,092
Total Nonrecourse Debt	$205,260	$23,648	$148,532	$330,144	$1,612,550	$366,648	$1,294,517	$2,540,419
Weighted Average Rate	4.83%	4.88%	4.05%	4.48%	3.36%	3.00%	3.86%	3.66%

	Total
	Full Consolidation	Noncontrolling Interest	Company Share of Unconsolidated Entities	Company Share
Fixed:
Fixed-rate debt	$1,751,895	$185,687	$1,679,816	$3,246,024
Weighted average rate	4.24%	4.35%	4.25%	4.24%
Variable:
Variable-rate debt	564,345	192,221	286,167	658,291
Weighted average rate	4.09%	4.00%	5.23%	4.61%

Tax-Exempt	683,199	243,341	209,497	649,355
Weighted average rate	2.46%	2.32%	2.86%	2.64%
Total variable-rate debt	1,247,544	435,562	495,664	1,307,646
Total Nonrecourse Debt	$2,999,439	$621,249	$2,175,480	$4,553,670
Net unamortized mortgage procurement costs	(32,241)	(10,680)	(17,376)	$(38,937)
Total Nonrecourse Debt, net	$2,967,198	$610,569	$2,158,104	$4,514,733
Weighted Average Rate	3.81%	3.46%	4.25%	4.07%

Forest City Realty Trust, Inc. and Subsidiaries - Appendix
First Quarter 2018

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - General Information

General Information

This appendix to this supplemental package contains certain financial information of entities accounted for using the full consolidated accounting method (“Fully Consolidated Entities”), financial information on our partners share of entities accounted for using the full consolidated accounting method (“Noncontrolling Interest”) and financial information on our share of entities that we do not control and therefore account for using the equity method of accounting (“Company Share of Unconsolidated Entities”).

Amounts in columns labeled “Fully Consolidated Entities” represent 100% of the activity related to all entities that are consolidated under GAAP. Amounts in the columns labeled “Company Share of Unconsolidated Entities” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting. Similar calculations were performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets we consolidate but own less than 100%. A financial statement user is able to calculate Total Company Ownership by beginning with the “Fully Consolidated Entities” column, subtracting the column labeled “Noncontrolling Interest” and adding the columns labeled “Company Share of Unconsolidated Entities”.

We believe disclosing financial information on Fully Consolidated Entities, Noncontrolling Interest and Company Share of Unconsolidated Entities is essential to allow our financial statement users the ability to arrive at our Total Company Ownership for all of our ownership interests, irrespective of the accounting method used to account for the entity. We believe it assists investors and analysts in estimating our economic interest in our consolidated and unconsolidated joint ventures when read in conjunction with the Company’s results under GAAP. The calculation of Total Company Ownership financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown in the Noncontrolling Interest and Company Share of Unconsolidated Entities columns were derived by applying our ownership percentage interest used to arrive at our share of net income during the period when applying the equity method of accounting and calculating income/loss to minority partners under noncontrolling interest accounting may not accurately depict the legal and economic implications of holding a non-controlling interest of an entity; and

•	Other companies in our industry may calculate their total company ownership amounts differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the calculation of Total Company Ownership should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We suggest you compensate for these limitations by relying primarily on our GAAP results and using the Total Company Ownership information only supplementally.

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	March 31, 2018		December 31, 2017
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Assets
Real Estate
Completed rental properties
Office	$108,847	$198,881	$111,594	$198,274
Apartments	429,721	1,082,960	370,539	760,586
Retail	—	1,474,097	—	1,706,510
Total Operations	538,568	2,755,938	482,133	2,665,370
Recently-Opened Properties/Redevelopment	213,803	223,835	491,009	225,283
Corporate	—	—	—	—
Total completed rental properties	752,371	2,979,773	973,142	2,890,653
Projects under construction
Office	—	—	—	—
Apartments	216,596	114,052	162,005	109,356
Retail	—	45,608	—	34,655
Total projects under construction	216,596	159,660	162,005	144,011
Projects under development
Operating properties	—	4,932	—	10,269
Office	—	3,355	—	3,298
Apartments	30,285	92,360	42,067	81,905
Retail	—	1,320	—	1,320
Total projects under development	30,285	101,967	42,067	96,792
Total projects under construction and development	246,881	261,627	204,072	240,803
Land inventory	5,530	597	5,404	1,014
Total Real Estate	1,004,782	3,241,997	1,182,618	3,132,470
Less accumulated depreciation	(109,490)	(619,772)	(116,354)	(663,552)
Real Estate, net	895,292	2,622,225	1,066,264	2,468,918
Cash and equivalents	33,191	66,244	24,990	63,201
Restricted cash	87,667	74,157	24,350	76,005
Accounts receivable, net	9,464	48,121	7,873	54,054
Notes receivable	(86,667)	20,019	(59,510)	20,316
Investments in and advances to unconsolidated entities	(64,037)	(668,096)	(63,678)	(553,738)
Lease procurement costs, net	3,264	41,200	3,464	52,562
Prepaid expenses and other deferred costs, net	5,435	12,385	7,075	13,537
Intangible assets, net	12,462	2,650	12,606	3,170
Total Assets	$896,071	$2,218,905	$1,023,434	$2,198,025

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Asset, Liability and Equity Information

	March 31, 2018		December 31, 2017
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Liabilities and Equity
Liabilities
Nonrecourse mortgage debt and notes payable, net
Completed rental properties
Office	$29,258	$166,816	$31,293	$167,277
Apartments	323,229	675,652	227,448	525,082
Retail	—	995,859	—	1,146,589
Total Operations	352,487	1,838,327	258,741	1,838,948
Recently-Opened Properties/Redevelopment	150,748	127,532	288,546	134,182
Total completed rental properties	503,235	1,965,859	547,287	1,973,130
Projects under construction
Office	—	—	—	—
Apartments	107,334	10,011	34,568	7,764
Retail	—	25,224	—	3,701
Total projects under construction	107,334	35,235	34,568	11,465
Projects under development
Operating properties	—	—	—	—
Office	—	—	—	—
Apartments	—	157,010	—	156,944
Retail	—	—	—	—
Total projects under development	—	157,010	—	156,944
Total projects under construction and development	107,334	192,245	34,568	168,409
Land inventory	—	—	—	—
Nonrecourse mortgage debt and notes payable, net	610,569	2,158,104	581,855	2,141,539
Revolving credit facility	—	—	—	—
Term loan, net	—	—	—	—
Convertible senior debt, net	—	—	—	—
Construction payables	35,081	58,299	34,220	53,977
Operating accounts payable and accrued expenses	51,455	119,652	64,168	123,111
Accrued derivative liability	1,148	1,197	—	1,853
Total Accounts payable, accrued expenses and other liabilities	87,684	179,148	98,388	178,941
Cash distributions and losses in excess of investments in unconsolidated entities	(16,501)	(118,347)	(16,418)	(122,455)
Total Liabilities	681,752	2,218,905	663,825	2,198,025
Equity
Stockholders’ Equity
Stockholders’ equity before accumulated other comprehensive loss	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Total Stockholders’ Equity	—	—	—	—
Noncontrolling interest	214,319	—	359,609	—
Total Equity	214,319	—	359,609	—
Total Liabilities and Equity	$896,071	$2,218,905	$1,023,434	$2,198,025

Forest City Realty Trust, Inc. and Subsidiaries
Appendix - Revenue and Expense Information

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Noncontrolling Interest	Company Share of Unconsolidated Investments	Noncontrolling Interest	Company Share of Unconsolidated Investments
	(in thousands)
Revenues
Rental	$17,485	$57,471	$16,164	$63,399
Tenant recoveries	2,624	14,740	1,746	17,691
Service and management fees	42	2,024	41	2,532
Parking and other	930	6,776	1,008	4,772
Land sales	592	6,935	530	2,852
Subsidized Senior Housing	—	983	—	12,016
Total revenues	21,673	88,929	19,489	103,262
Expenses
Property operating and management	7,769	25,140	7,276	25,448
Real estate taxes	2,474	7,915	2,145	8,777
Ground rent	48	2,164	52	2,785
Cost of land sales	290	6,367	159	2,068
Subsidized Senior Housing operating	—	800	—	8,008
Corporate general and administrative	—	—	—	—
Organizational transformation and termination benefits	—	—	—	—
	10,581	42,386	9,632	47,086
Depreciation and amortization	6,539	21,675	6,696	22,192
Write-offs of abandoned development projects and demolition costs	—	6,218	—	351
Total expenses	17,120	70,279	16,328	69,629
Operating income	4,553	18,650	3,161	33,633
Interest and other income	370	192	524	1,525
Net gain on disposition of interest in unconsolidated entities	—	74,607	—	17,701
Gain on change in control of interests	—	—	—	—
Interest expense	(5,016)	(21,167)	(3,564)	(23,420)
Amortization of mortgage procurement costs	(325)	(656)	(287)	(897)
Loss on extinguishment of debt	(119)	—	—	(1,623)
Earnings before income taxes and earnings (loss) from unconsolidated entities	(537)	71,626	(166)	26,919
Equity in earnings	—	2,981	60	(9,218)
Net gain on disposition of interest in unconsolidated entities	352	(74,607)	—	(17,701)
	352	(71,626)	60	(26,919)
Earnings before income taxes	(185)	—	(106)	—
Current income tax expense	—	—	—	—
Earnings before gain on disposal of real estate	(185)	—	(106)	—
Net gain (loss) on disposition of interest in development project, net of tax	—	—	—	—
Net gain (loss) on disposition of full or partial interests in rental properties, net of tax	—	—	—	—
	—	—	—	—
Net earnings	(185)	—	(106)	—
Noncontrolling interests, gross of tax
Loss from continuing operations attributable to noncontrolling interests	185	—	106	—
Net earnings attributable to Forest City Realty Trust, Inc.	$—	$—	$—	$—

Forest City Realty Trust, Inc. and Subsidiaries
Supplemental Operating Information

The interest expense and capital expenditure information shown below is for all of our consolidated investments. See the following pages in the appendix for further information on noncontrolling interest share of these items plus our share of our unconsolidated investments’ interest expense and capital expenditures.
Interest Expense – The following table summarizes interest incurred, capitalized and paid on all forms of debt.

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$(1,650)	$(1,030)
Interest incurred	34,203	33,756
Interest capitalized	(5,586)	(4,751)
Net interest expense	$26,967	$27,975

Capital Expenditures for our Operating Portfolio – Our diversified real estate portfolio requires capital expenditures, including tenant improvements, to maintain and improve its operating performance. The following table represents our capital expenditures by segment:

	Three Months Ended March 31,
	2018	2017
	(in thousands)
Operating properties:
Office Segment	$4,975	$7,087
Apartment Segment	2,695	3,920
Retail Segment	34	163
Total operating properties	7,704	11,170
Corporate Segment	86	21
Tenant improvements:
Office Segment	1,234	7,215
Retail Segment	726	252
Total capital expenditures	$9,750	$18,658

Forest City Realty Trust, Inc. and Subsidiaries
Appendix

Interest Expense Information

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Amortization and mark-to-market adjustments of derivative instruments	$25	$—	$9	$—
Interest incurred	5,670	22,919	4,179	26,280
Interest capitalized	(679)	(1,752)	(624)	(2,860)
Net interest expense	$5,016	$21,167	$3,564	$23,420

Capital Expenditures Information

	Three Months Ended March 31, 2018		Three Months Ended March 31, 2017
	Noncontrolling Interest	Company Share of Unconsolidated Entities	Noncontrolling Interest	Company Share of Unconsolidated Entities
	(in thousands)
Operating properties:
Office Segment	$139	$375	$314	$83
Apartment Segment	238	3,360	599	1,464
Retail Segment	—	1,528	—	2,990
Total operating properties	377	5,263	913	4,537
Corporate Segment	—	—	—	—
Tenant improvements:
Office Segment	62	—	47	356
Retail Segment	—	3,267	—	2,873
Total capital expenditures	$439	$8,530	$960	$7,766

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three Months Ended March 31, 2018 and 2017 (in thousands)

	Three Months Ended March 31, 2018
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$84,892	$66,585	$2,462	$153,939	$8,608	$—	$162,547
Tenant recoveries	24,031	2,435	1,777	28,243	165	—	28,408
Service and management fees	609	1,781	2,007	4,397	1,166	—	5,563
Other revenues (includes Subsidized Senior Housing)	1,940	3,469	134	5,543	7,859	—	13,402
	111,472	74,270	6,380	192,122	17,798	—	209,920
Expenses
Property operating and management	(28,289)	(28,066)	(3,108)	(59463)	(11,848)	—	(71,311)
Real estate taxes	(12,501)	(7,398)	(406)	(20305)	(726)	—	(21,031)
Ground rent	(3,000)	(500)	(110)	(3610)	(75)	—	(3,685)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(2,986)	(28,133)	(31,119)
	(43,790)	(35,964)	(3,624)	(83,378)	(15,635)	(28,133)	(127,146)
Less organizational transformation and termination benefits	—	—	—	—	—	15,950	15,950
Write-offs of abandoned development projects	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	10,761	10,761
Gain on disposition of interest in development project	—	—	—	—	6,512	—	6,512
Adjusted EBITDA attributable to Fully Consolidated Entities	$67,682	$38,306	$2,756	$108,744	$8,675	$(1,422)	$115,997
Exclude:
Land sales	—	—	—	—	(5,945)	—	(5,945)
Other land development revenues	—	—	—	—	(2,193)	—	(2,193)
Cost of land sales	—	—	—	—	2,986	—	2,986
Other land development expenses	—	—	—	—	3,072	—	3,072
Corporate general and administrative expenses	—	—	—	—	—	12,183	12,183
Write-offs of abandoned development projects	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(10,761)	(10,761)
Gain on disposition of interest in development project	—	—	—	—	(6,512)	—	(6,512)
Subtotal NOI exclusions	$—	$—	$—	$—	$(8,592)	$1,422	$(7,170)
Net Operating Income attributable to Fully Consolidated Entities	$67,682	$38,306	$2,756	$108,744	$83	$—	$108,827
NOI exclusions per above							7,170
Depreciation and Amortization							(55,285)
Interest Expense							(26,967)
Amortization of mortgage procurement costs							(1,306)
Loss on extinguishment of debt							(2,388)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							117,711
Organizational transformation and termination benefits							(15,950)
Gain on disposition of interest in development project							(6,512)
Earnings (loss) from unconsolidated entities							71,978
Earnings (loss) before income taxes							$197,278
Margin % (based on Adjusted EBITDA)	60.7%	51.6%	43.2%	56.6%	48.7%	0.0%	55.3%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three Months Ended March 31, 2018 and 2017 (in thousands) (continued)

	Three Months Ended March 31, 2018
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,394	$12,170	$—	$15,564	$1,921	$—	$17,485
Tenant recoveries	1,999	576	—	2,575	49	—	2,624
Service and management fees	1	(8)	—	(7)	49	—	42
Other revenues (includes Subsidized Senior Housing)	59	560	—	619	903	—	1,522
	5,453	13,298	—	18,751	2,922	—	21,673
Expenses
Property operating and management	(1,865)	(4,125)	—	(5,990)	(1,779)	—	(7,769)
Real estate taxes	(799)	(1,307)	—	(2,106)	(368)	—	(2,474)
Ground rent	(79)	31	—	(48)	—	—	(48)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(290)	—	(290)
	(2,743)	(5,401)	—	(8,144)	(2,437)	—	(10,581)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	370	370
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$2,710	$7,897	$—	$10,607	$485	$370	$11,462
Exclude:
Land sales	—	—	—	—	(592)	—	(592)
Other land development revenues	—	—	—	—	(219)	—	(219)
Cost of land sales	—	—	—	—	290	—	290
Other land development expenses	—	—	—	—	368	—	368
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(370)	(370)
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(153)	$(370)	$(523)
Net Operating Income attributable to Fully Consolidated Entities	$2,710	$7,897	$—	$10,607	$332	$—	$10,939
NOI exclusions per above							523
Depreciation and Amortization							(6,539)
Interest Expense							(5,016)
Amortization of mortgage procurement costs							(325)
Loss on extinguishment of debt							(119)
Net gain on disposition of interest in unconsolidated entities							—
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Gain on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							352
Earnings (loss) before income taxes							$(185)
Margin % (based on Adjusted EBITDA)	49.7%	59.4%	0.0%	56.6%	16.6%	0.0%	52.9%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three Months Ended March 31, 2018 and 2017 (in thousands) (continued)

	Three Months Ended March 31, 2018
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$6,126	$22,660	$27,819	$56,605	$866	$—	$57,471
Tenant recoveries	1,344	498	12,831	14,673	67	—	14,740
Service and management fees	591	948	466	2,005	19	—	2,024
Other revenues (includes Subsidized Senior Housing)	499	2,102	4,699	7,300	7,394	—	14,694
	8,560	26,208	45,815	80,583	8,346	—	88,929
Expenses
Property operating and management	(2,160)	(8,515)	(11,483)	(22,158)	(2,982)	—	(25,140)
Real estate taxes	(869)	(2,150)	(4,766)	(7,785)	(130)	—	(7,915)
Ground rent	(585)	(256)	(1,323)	(2,164)	—	—	(2,164)
Other expenses (includes Subsidized Senior Housing)	—	(800)	—	(800)	(6,367)	—	(7,167)
	(3,614)	(11,721)	(17,572)	(32,907)	(9,479)	—	(42,386)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	(6,218)	—	(6,218)
Interest and other income	—	—	—	—	—	192	192
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$4,946	$14,487	$28,243	$47,676	$(7,351)	$192	$40,517
Exclude:
Land sales	—	—	—	—	(6,935)	—	(6,935)
Other land development revenues	—	—	—	—	(364)	—	(364)
Cost of land sales	—	—	—	—	6,367	—	6,367
Other land development expenses	—	—	—	—	45	—	45
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects	—	—	—	—	6,218	—	6,218
Interest and other income	—	—	—	—	—	(192)	(192)
Gain on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$5,331	$(192)	$5,139
Net Operating Income attributable to Fully Consolidated Entities	$4,946	$14,487	$28,243	$47,676	$(2,020)	$—	$45,656
NOI exclusions per above							(5,139)
Depreciation and Amortization							(21,675)
Interest Expense							(21,167)
Amortization of mortgage procurement costs							(656)
Loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							74,607
Gains on change in control of interests							—
Organizational transformation and termination benefits							—
Gain on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							(71,626)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	57.8%	55.3%	61.6%	59.2%	(88.1)%	0.0%	45.6%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three Months Ended March 31, 2018 and 2017 (in thousands) (continued)

	Three Months Ended March 31, 2017
Fully Consolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$84,774	$64,788	$6,907	$156,469	$5,980	$—	$162,449
Tenant recoveries	21,855	516	3,170	25,541	391	—	25,932
Service and management fees	923	3,100	4,331	8,354	1,773	—	10,127
Other revenues (includes Subsidized Senior Housing)	5,987	3,694	342	10,023	7,475	—	17,498
	113,539	72,098	14,750	200,387	15,619	—	216,006
Expenses
Property operating and management	(27,159)	(26,849)	(9,209)	(63,217)	(15,576)	—	(78,793)
Real estate taxes	(12,399)	(6,505)	(1,425)	(20,329)	(871)	—	(21,200)
Ground rent	(3,218)	(550)	(120)	(3,888)	—	—	(3,888)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(2,001)	(20,108)	(22,109)
	(42,776)	(33,904)	(10,754)	(87,434)	(18,448)	(20,108)	(125,990)
Less organizational transformation and termination benefits	—	—	—	—	—	4,525	4,525
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	10,272	10,272
Loss on disposition of interest in development project	—	—	—	—	(113)	—	(113)
Adjusted EBITDA attributable to Fully Consolidated Entities	$70,763	$38,194	$3,996	$112,953	$(2,942)	$(5,311)	$104,700
Exclude:
Land sales	—	—	—	—	(5,760)	—	(5,760)
Other land development revenues	—	—	—	—	(1,105)	—	(1,105)
Cost of land sales	—	—	—	—	2,001	—	2,001
Other land development expenses	—	—	—	—	2,564	—	2,564
Corporate general and administrative expenses	—	—	—	—	—	15,583	15,583
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(10,272)	(10,272)
Loss on disposition of interest in development project	—	—	—	—	113	—	113
Subtotal NOI exclusions	$—	$—	$—	$—	$(2,187)	$5,311	$3,124
Net Operating Income attributable to Fully Consolidated Entities	$70,763	$38,194	$3,996	$112,953	$(5,129)	$—	$107,824
NOI exclusions per above							(3,124)
Depreciation and Amortization							(63,555)
Interest Expense							(27,975)
Amortization of mortgage procurement costs							(1,222)
Loss on extinguishment of debt							(2,843)
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							(4,525)
Loss on disposition of interest in development project							113
Earnings (loss) from unconsolidated entities							26,979
Earnings (loss) before income taxes							$31,672
Margin % (based on Adjusted EBITDA)	62.3%	53.0%	27.1%	56.4%	(18.8)%	0.0%	48.5%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three Months Ended March 31, 2018 and 2017 (in thousands) (continued)

	Three Months Ended March 31, 2017
Noncontrolling Interest	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$3,344	$9,081	$—	$12,425	$3,739	$—	$16,164
Tenant recoveries	1,666	75	—	1,741	5	—	1,746
Service and management fees	1	—	—	1	40	—	41
Other revenues (includes Subsidized Senior Housing)	153	450	—	603	935	—	1,538
	5,164	9,606	—	14,770	4,719	—	19,489
Expenses
Property operating and management	(1,657)	(2,987)	—	(4,644)	(2,632)	—	(7,276)
Real estate taxes	(745)	(947)	—	(1,692)	(453)	—	(2,145)
Ground rent	(80)	28	—	(52)	—	—	(52)
Other expenses (includes Subsidized Senior Housing)	—	—	—	—	(159)	—	(159)
	(2,482)	(3,906)	—	(6,388)	(3,244)	—	(9,632)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	524	524
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$2,682	$5,700	$—	$8,382	$1,475	$524	$10,381
Exclude:
Land sales	—	—	—	—	(530)	—	(530)
Other land development revenues	—	—	—	—	(108)	—	(108)
Cost of land sales	—	—	—	—	159	—	159
Other land development expenses	—	—	—	—	293	—	293
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	—	—	—
Interest and other income	—	—	—	—	—	(524)	(524)
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(186)	$(524)	$(710)
Net Operating Income attributable to Fully Consolidated Entities	$2,682	$5,700	$—	$8,382	$1,289	$—	$9,671
NOI exclusions per above							710
Depreciation and Amortization							(6,696)
Interest Expense							(3,564)
Amortization of mortgage procurement costs							(287)
Loss on extinguishment of debt							—
Net gain on disposition of interest in unconsolidated entities							—
Organizational transformation and termination benefits							—
Loss on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							60
Earnings (loss) before income taxes							$(106)
Margin % (based on Adjusted EBITDA)	51.9%	59.3%	0.0%	56.8%	31.3%	0.0%	53.3%

Forest City Realty Trust, Inc. and Subsidiaries
Appendix
Summary of Adjusted EBITDA and NOI by Segment - Three Months Ended March 31, 2018 and 2017 (in thousands) (continued)

	Three Months Ended March 31, 2017
Company Share of Unconsolidated Entities	Office	Apartments	Retail	Total Operations	Development	Corporate	Total
	(in thousands)
Revenues
Rental	$6,570	$19,419	$37,100	$63,089	$310	$—	$63,399
Tenant recoveries	1,256	104	16,141	17,501	190	—	17,691
Service and management fees	416	1,309	1,158	2,883	(351)	—	2,532
Other revenues (includes Subsidized Senior Housing)	436	13,023	2,896	16,355	3,285	—	19,640
	8,678	33,855	57,295	99,828	3,434	—	103,262
Expenses
Property operating and management	(1,881)	(7,374)	(14,261)	(23,516)	(1,932)	—	(25,448)
Real estate taxes	(887)	(1,754)	(6,070)	(8,711)	(66)	—	(8,777)
Ground rent	(591)	(256)	(1,935)	(2,782)	(3)	—	(2,785)
Other expenses (includes Subsidized Senior Housing)	—	(8,008)	—	(8,008)	(2,068)	—	(10,076)
	(3,359)	(17,392)	(22,266)	(43,017)	(4,069)	—	(47,086)
Less organizational transformation and termination benefits	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	(351)	—	(351)
Interest and other income	—	—	—	—	—	1,525	1,525
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Adjusted EBITDA attributable to Fully Consolidated Entities	$5,319	$16,463	$35,029	$56,811	$(986)	$1,525	$57,350
Exclude:
Land sales	—	—	—	—	(2,852)	—	(2,852)
Other land development revenues	—	—	—	—	(392)	—	(392)
Cost of land sales	—	—	—	—	2,068	—	2,068
Other land development expenses	—	—	—	—	100	—	100
Corporate general and administrative expenses	—	—	—	—	—	—	—
Write-offs of abandoned development projects and demolition costs	—	—	—	—	351	—	351
Interest and other income	—	—	—	—	—	(1,525)	(1,525)
Loss on disposition of interest in development project	—	—	—	—	—	—	—
Subtotal NOI exclusions	$—	$—	$—	$—	$(725)	$(1,525)	$(2,250)
Net Operating Income attributable to Fully Consolidated Entities	$5,319	$16,463	$35,029	$56,811	$(1,711)	$—	$55,100
NOI exclusions per above							2,250
Depreciation and Amortization							(22,192)
Interest Expense							(23,420)
Amortization of mortgage procurement costs							(897)
Loss on extinguishment of debt							(1,623)
Net gain on disposition of interest in unconsolidated entities							17,701
Organizational transformation and termination benefits							—
Loss on disposition of interest in development project							—
Earnings (loss) from unconsolidated entities							(26,919)
Earnings (loss) before income taxes							$—
Margin % (based on Adjusted EBITDA)	61.3%	48.6%	61.1%	56.9%	(28.7)%	0.0%	55.5%